UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 12, 2015

KNIGHT TRANSPORTATION, INC.
(Exact name or registrant as specified in its charter)

Arizona	001-32396	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20002 North 19th Avenue, Phoenix, AZ		85043
(Address of Principal Executive Offices)		(Zip Code)

(602) 269-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 12, 2015, the Compensation Committee of the Board of Directors of Knight Transportation, Inc. (the “Company”) approved a special 2015 bonus program of up to $1,375,000 for Kevin Knight, Executive Chair, under the Company’s Executive Cash Bonus Plan.  The bonus will be earned only upon achievement of both (1) minimum net income growth and return on net assets (RONA) targets consistent with the minimum payout targets included in the Company’s 2015 management cash bonus program, and (2) a minimum operating income target for our Barr-Nunn operating unit, in each case measured by 2015 fiscal year performance. The final amount payable will be subject to reduction (but not increase) based on the Committee’s evaluation, after the end of 2015, of the level of achievement of seven leadership development criteria related to the Company’s succession planning process.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Date: March 17, 2015	By:	/s/ Adam W. Miller
Adam W. Miller
Chief Financial Officer